EXHIBIT 99.1

TSS, Inc. Announces New $20M Debt Financing to Meet Accelerating Demand for AI-Enabled Technologies

Secures funding to expand operations and enhance power infrastructure in support of recently announced long-term customer agreement

ROUND ROCK, Texas, January 7, 2025 -- TSS, Inc. (Nasdaq: TSSI), a leader in IT hardware and software integration for AI and high-performance computing, today announced it has closed on a $20 million credit facility with Texas-based Susser Bank to support capacity expansion required to meet accelerating demand for AI-enabled technologies.

As previously announced, the company signed a long-term agreement to lease 212,793 square feet of space in the Georgetown Logistics Park located in Georgetown, Texas. This lease is part of the company’s plan to expand its power infrastructure to support expected AI integration growth under its recently announced long-term customer agreement. Drawdowns under the new credit agreement will be used to fund improvements at the Georgetown facility.

The company also filed a shelf registration statement with the Securities and Exchange Commission (the "SEC").  The company believes that filing the shelf registration statement is a prudent corporate housekeeping measure that will provide greater financial flexibility in the coming years. If the company decides to raise capital in a future offering using the shelf registration statement, it will describe the specific details of that future offering in a prospectus supplement that is filed with the SEC.

Darryll Dewan, Chief Executive Officer of TSS Inc. commented, “We are pleased to expand our relationship with Susser Bank, and we appreciate their support.  Our ability to expand our physical capacity with bank financing is a testament to the credibility of our growth plan.  This credit facility supports the development of our operational footprint required by the projected demand from our customer and enables us to pursue new opportunities in the rapidly evolving AI space.  Build out of the new space has begun, and we continue to expect to be operational at this location in early 2025.”

Key Terms of the Agreement

The credit facility has a term of five years, and borrowings bear interest at a rate of one-month term SOFR plus 3.00% per annum. Payments will be interest-only for a maximum of six months, converting to a fully amortizing term loan upon completion of construction.

About TSS, Inc.

TSS specializes in simplifying the complex. The TSS mission is to streamline the integration and deployment of high-performance computing infrastructure and software, ensuring that end users quickly receive and efficiently utilize the necessary technology. Known for flexibility, the company builds, integrates, and deploys custom, high-volume solutions that empower data centers and catalyze the digital transformation of generative AI and other leading-edge technologies essential for modern computing, data, and business needs. TSS's reputation is built on passion and experience, quality, and fast time to value. As trusted partners of the world's leading data center technology providers, the company manages and deploys billions of dollars in technology each year. For more information, visit www.tssiusa.com.

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About Susser Bank

Founded 63 years ago, Susser Bank is a Texas – based company and has operated under the ownership and direction of Susser Banc Holdings Corporation since 2018.  The combined entities hold assets exceeding $2.45 billion while maintaining very strong capital and liquidity.  The company is led by the Susser family and a legacy of six generations of Texas entrepreneurs. Susser Bank is dedicated to building long-term client relationships and providing outstanding financial solutions that make Texas stronger.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risks related to the development of our procurement services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Contacts:

Hayden IR	TSS, Inc.
James Carbonara (646-755-7412)	Danny Chism, CFO
Brett Maas (646-536-7331)	(512) 310-4908
tssi@haydenir.com	dchism@tssiusa.com

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